Exhibit 99.1

Green Thumb Industries Reports Second Quarter 2024 Results

CHICAGO and VANCOUVER, British Columbia, August 5, 2024 (GLOBE NEWSWIRE) -- Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended June 30, 2024. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the second quarter and six months ended June 30, 2024:

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Second quarter revenue of $280 million increased 11% year-over-year.
•
Cash at quarter end totaled $196 million.
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Second quarter GAAP net income of $21 million or $0.09 per basic and diluted share.
•
Second quarter Adjusted EBITDA of $94 million or 34% of revenue.
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Six months cash flow from operations of $104 million, net of $53 million of tax payments.
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Purchased 1,658,000 Subordinate Voting Shares (“Shares”) for a total of $20 million in the second quarter.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“In the second quarter, our team delivered impressive results including $280 million in revenue, Adjusted EBITDA of $94 million or 34% of revenue, and $20 million of cash flow from operations. Importantly, that cash flow from operations is after paying over $50 million in taxes in the quarter. Green Thumb continues to gain market share in U.S. cannabis, and we are in a strong position to further our mission of creating brands Americans love in the back half of 2024 and beyond,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “From a regulatory standpoint, we have no clarity on the rescheduling process as the DEA continues to drag its feet. We urge them to do their job. Separate, but related, we continue to pay our taxes (subject to 280E) while at the same time generating cash and maintaining a balance sheet that supports long-term value creation for shareholders. As we begin our second decade as a Company, we are more confident in the future for cannabis in America. It’s Still Day One.”

Green Thumb President Anthony Georgiadis added, “We are incredibly proud of our team and the results they delivered this quarter. Our consistent focus on execution, the quality of our products and our brands is a winning combination for Green Thumb. We have more excitement ahead as we look forward to making history tomorrow in Ohio.”

Second Quarter 2024 Financial Overview

Total revenue for the second quarter 2024 was $280.1 million, up 11.0% from the prior year period. Revenue growth in the second quarter was primarily driven by increased retail and consumer packaged goods sales in 11 incremental RISE Dispensaries since the prior year period, as well as the addition of adult-use sales in Maryland. The increase was partially offset by continued price compression.

Overall retail revenue increased 8.8% versus the second quarter of 2023. Second quarter 2024 comparable sales (stores open at least 12 months) increased 2.3% versus the prior year on a base of 76 stores. Consumer Packaged Goods gross revenue increased 17.3% versus the second quarter of 2023.

Gross profit for the second quarter 2024 was $150.5 million or 53.7% of revenue compared to $125.3 million or 49.6% of revenue year-over-year. The Company was able to offset price compression headwinds through operational efficiencies as well as an increase in Consumer Packaged Goods sales through Green Thumb-owned retail stores.

Total selling, general and administrative expenses for the second quarter were $96.5 million or 34.4% of revenue, compared to $84.2 million or 33.4% of revenue for the second quarter 2023. The increase in total expenses was primarily due to increased costs associated with opening new stores and employee salaries during the current period.

Net income attributable to the Company for the second quarter 2024 was $20.7 million or $0.09 per basic and diluted share, compared to net income of $13.4 million, or income of $0.05 per basic and diluted share in the prior year period.

In the second quarter 2024, EBITDA was $82.0 million or 29.3% of revenue versus $65.3 million or 25.9% of revenue for the comparable period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $8.9 million and other non-operating adjustments of $2.9 million, was $93.8 million or 33.5% of revenue as compared to $75.8 million or 30.0% of revenue for the second quarter 2023.

For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of June 30, 2024, current assets were $403.8 million, including cash and cash equivalents of $196.1 million. Total debt outstanding was $309.7 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2024, were 237.4 million shares and 240.1 million shares, respectively.

Capital Allocation

During the second quarter of 2024, the Company repurchased 1,658,000 Shares for $19.9 million, bringing the aggregate spend under the program to $73.3 million for 6,568,125 Shares. The Company’s remaining authority to repurchase Shares is $26.7 million through September 10, 2024.

Business Developments

During the second quarter, the Company opened two retail stores:

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RISE Dispensary Wesley Chapel, Florida; profits from the grand opening were donated to Minorities for Medical Marijuana (M4MM).
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RISE Dispensary New Port Richey, Florida; profits from the grand opening will be donated to the Warrior Wellness Program.

Subsequent to quarter end, the Company opened three additional retail stores:

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RISE Dispensary Tallahassee, Florida on Mahan Drive; profits from the grand opening will be donated to Minorities for Medical Marijuana (M4MM).
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RISE Dispensary Tallahassee, Florida on Tennessee Street; profits from the grand opening will be donated to Minorities for Medical Marijuana (M4MM).
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RISE Dispensary East Syracuse, New York, serving both medical patients and adult-use customers; profits from the first day of sales will be donated to We Rise Above The Streets Recovery Outreach Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Monday, August 5, 2024, at 5:00 pm ET to discuss its second quarter 2024 financial results for the quarter ended June 30, 2024. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates rapidly growing national retail cannabis stores called RISE. Headquartered in Chicago, Illinois, Green Thumb has 20 manufacturing facilities, 97 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 4,500 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company faces intense competition; the Company faces competition from unregulated products; the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it carries on business; the Company has limited trademark protections; the Company may face difficulties in enforcing its contracts; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and issuances of substantial amounts of the Super Voting Shares, Multiple Voting Shares, Subordinate Voting Shares may result in dilution. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:
Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2024, March 31, 2024 and June 30, 2023

	Three Months Ended
	June 30, 2024	March 31,2024	June 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$280,147	$275,806	$252,388
Cost of Goods Sold, net	(129,627)	(130,877)	(127,108)

Gross Profit	150,520	144,929	125,280

Expenses:
Selling, General, and Administrative	96,500	74,258	84,217
Total Expenses	96,500	74,258	84,217

Income From Operations	54,020	70,671	41,063

Other Income (Expense):
Other Income (Expense), net	2,464	(1,763)	(270)
Interest Income, net	2,314	2,103	1,531
Interest Expense, net	(5,981)	(7,514)	(2,869)

Total Other Income (Expense)	(1,203)	(7,174)	(1,608)

Income Before Provision for Income Taxes And Non-Controlling Interest	52,817	63,497	39,455

Provision For Income Taxes	31,899	32,149	25,765

Net Income Before Non-Controlling Interest	20,918	31,348	13,690

Net Income Attributable To Non-Controlling Interest	206	272	290

Net Income Attributable To Green Thumb Industries Inc.	$20,712	$31,076	$13,400

Net Income per share - basic	$0.09	$0.13	$0.05

Net Income per share - diluted	$0.09	$0.13	$0.05

Weighted average number of shares outstanding - basic	237,416,373	236,759,731	238,000,135

Weighted average number of shares outstanding - diluted	240,137,922	240,561,864	238,423,288

Green Thumb Industries Inc

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

June 30,
2024
(Unaudited)
Cash and Cash Equivalents	$196,142
Other Current Assets	207,660
Property and Equipment, Net	694,039
Right of Use Assets, Net	247,533
Intangible Assets, Net	513,434
Goodwill	589,691
Other Long-term Assets	92,055
Total Assets	$2,540,554
Total Current Liabilities	$370,579
Notes Payable, Net of Current Portion and Debt Discount	82,478
Lease Liability, Net of Current Portion	261,031
Other long-Term Liabilities	72,510
Total Equity	1,753,956
Total Liabilities and Equity	$2,540,554

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended June 30, 2024, March 31, 2024 and June 30, 2023

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	June 30, 2024	March 31,2024	June 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$20,918	$31,348	$13,690
Interest Income, net	(2,314)	(2,103)	(1,531)
Interest Expense, net	5,981	7,514	2,869
Provision For Income Taxes	31,899	32,149	25,765
Other (Income) Expense, net	(2,464)	1,763	270
Depreciation and Amortization	27,985	27,775	24,234
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$82,005	$98,446	$65,297
Share-based Compensation, Non-Cash	8,866	6,490	7,381
Acquisition, Transaction, and Other Non-Operating (Income) Costs	2,925	(14,388)	3,138
Adjusted EBITDA (non-GAAP measure)	$93,796	$90,548	$75,816